UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On Monday, December 13, 2010, the Company held its annual stockholder meeting in Las Vegas, Nevada.

All Board of Director nominations and proposals were approved by the stockholders.

There were a total of 31,681,737,865 votes eligible to be cast at the meeting.

Steven Istock was elected to the Board of Directors with 28,556,299,749 votes for (90.13% of the total votes eligible to be cast at the meeting) and 8,658,966 votes against (.03%). Leo Griffin was elected to the Board of Directors with 28,564,958,715 votes for (90.16%) and 0 against.

The Company’s auditors, dbbmckennon, were ratified as the independent registered public accounting firm for the fiscal year ending December 31, 2010 with 28,564,958,715 votes for (90.16%) and 0 against.

The 2010 Stock Option/Issuance Plan was approved with 28,564,958,615 votes for (90.16%) and 100 against.

The 2011 Stock Option/Issuance Plan was approved with 28,564,958,615 votes for (90.16%) and 100 against.

The Board of Director's plan to register the sale of $10,000,000 in Camelot common and Preferred Stock in order to retire Camelot debt, expand current operations and to implement a stock repurchase program subject to regulatory approval was approved with 28,564,958,715 votes for (90.16%) and 0 against.

In addition to the official meeting, on Sunday, December 12, 2010, the Company held a stockholder reception hosted by the Company’s management team, which was followed by a sneak preview screening of an upcoming Camelot release.

On Monday, December 13, 2010, in addition to the official stockholders meeting, the Company’s management team addressed the current state of the Company and its plans going forward, followed by a series of panel discussions on production, distribution and stockholder relations and a question and answer session with the Company’s management team.

On the evening of December 13, the Company held its annual stockholder dinner. The three-day event concluded on Tuesday, December 14, with the Company’s annual employee breakfast retreat.

The 2011 Annual Stockholder meeting is currently scheduled for March 25 through March 28, 2011 in Las Vegas.

ITEM 9.01	Financial Statements and Exhibits

a) Financial Statments
    None

b) Exhibits

Exhibit #	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: December 30, 2010	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman